PRODUCT DEVELOPMENT AGREEMENT

      THIS AGREEMENT is made this 28th day of March 2003 by and between SCHAEFER SYSTEMS INTERNATIONAL, INC., a North Carolina corporation ("SSI") and ENVIROKARE TECH INC., a Nevada corporation ("ENVIROKARE") and
ENVIROKARE COMPOSITE CORP., ("ECC") a Delaware Corporation and wholly owned subsidiary of ENVIROKARE, registered in, and doing business in the State of Florida, "ENVIROKARE" and "ECC" together ("ENVK"), having a business address of 5850 T.G. Lee Boulevard, Orlando Florida 32822 USA.

                                 BACKGROUND

      1. It is the intention of SSI to contract with ENVK for the development of proprietary products, the designs of which being specific to the use of the Thermoplastic Flowforming technology ("TPF") under Envirokare's exclusive license; and

      2. It is the intention of ENVK to carry out the product development to completion on behalf of SSI.

                                 AGREEMENT

      This Agreement will serve as the framework for the development of all product concepts for SSI by ENVK. In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

      1. Definitions

      1.1 "Product" shall mean a product, which applies to the industries in which SSI conducts business, including the waste industry, material handling industry, shelving industry and automation/systems industry.

      1.2 "Development": the translation of specific performance, mechanical, physical, structural specifications into process and successful production parts.

      1.3 "Appendix/Appendices": Material added to the end of the agreement containing information specific to a given Product possibly including: performance criteria, dimensional criteria, key characteristics, processing targets, time durations for various stages of process.

      1.4 "Development Contract Fee": The fees payable to ENVK pursuant to
Section 3.2 and applicable Appendix of this Agreement for:

            (a) Professional fees associated with the know-how and intellectual property development and protection; and


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            (b) Capital costs associated with pattern, fixture, mold
      production or acquisition, and system operating costs associated with process trials and prototyping of the Product.

      1.5 "Development Completion": means the delivery by ENVK to SSI of ten (10) units of Product manufactured on production equipment and molds within itemized time-spans specified in applicable Appendix of the commencement of this agreement, meeting the specifications of applicable Appendix, and accepted by SSI for market sale and distribution.

      1.6 "Manufacturing Package": the specifics of the SSI application and adaptation of the TPF process, including but not limited to machinery and software and design, to produce the Product.

      1.7 "Year": a period of twelve months from (i) the date of commencement by ENVK of production of Product or (ii) any anniversary thereof.

      2. Term. This Agreement becomes effective upon execution by SSI and ENVK and shall continue in effect until terminated in accordance with the provisions hereof.

      3. Development Phase.

      3.1 Responsibilities of ENVK. ENVK agrees to design and develop the Product to meet or exceed the performance requirements and key characteristics set forth in the applicable Appendix. The contents of said Appendix may be modified before "Development Completion" (as defined above) subject to the agreement of both SSI and ENVK, with the understanding that SSI-initiated changes to said Appendix that impact the design of the Product after the design freeze may result in both an equitable adjustment of fees for SSI and an appropriate adjustment to the schedule.

      3.2 Development Fees.

            (a) Upon execution of this Agreement, SSI shall advance to ENVK a deposit of 33% of the Development Contract Fee.

            (b) The balance of the Development Contract Fee becomes payable:

                  (1) 47% upon completion of the first-off parts of the
            Product, verification by ENVK that the Product's performance meets the specifications in applicable Appendix, notification to SSI by ENVK that first-off parts are ready for delivery to SSI, and verification by SSI, in its reasonable judgment, of satisfactory progress of ENVK's manufacturing facility arrangements to meet SSI's production schedule and longterm expectation for continuous supply; and

                  (2) 20% within 30 days after Development Completion, but
            not later than 60 days after acceptance of the Product by SSI unless there is: 1) a deficiency recorded in a written notice by SSI and acknowledged by ENVK; or 2) a delay in production manufacturing recorded in a written notice by the intended manufacturer and acknowledged by SSI and/or ENVK.


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      3.3 Termination of Development Phase. If, after 26 weeks from the effective date of this Agreement (or an extended timeframe agreed to by both parties prior to the end of the 26 weeks), ENVK is unable to successfully achieve Development Completion, all payments made to ENVK by SSI shall be immediately refunded in full to SSI. In such event, any further obligations delineated in this Product Development Agreement will be voided, and this Agreement shall terminate.

      4. Purchase of Molds Upon Development Completion.

      4.1 SSI will purchase and own the molds for the Product contingent upon the successful compliance of ENVK with the Specifications and Performance Requirements set forth in the applicable Appendix and satisfaction of the conditions established for Development Completion.

      4.2 The parties agree that the total cost of the molds for the Product will be as set forth in the applicable Appendix.

      4.3 Upon purchase of and full payment for the molds by SSI, ENVK agrees to have the molds identified as property of SSI and to sign such financing statements and other documents as may be necessary to preserve SSI's rights to the molds.

      5. Miscellaneous Provisions.

      5.1 This Agreement shall be binding upon the parties' respective successors and permitted assigns.

      5.2 This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. Disputes shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association, and any award of the arbitrator(s) shall be enforceable by any court having jurisdiction over the parties.

      5.3 Neither party shall without the prior written consent of the other party assign, transfer, change or deal in any other manner with this Agreement or its rights under it or part of it, which consent shall not be unreasonably withheld - except that no such consent shall be required in the event of the sale of ENVK provided that the party acquiring ENVK shall agree to be bound by the terms of this Contract.

      5.4 No amendment or modification of this Agreement shall be effective unless in writing and signed by a duly authorized representative of each of the parties to it.

      5.5 This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations and discussions between the parties relating to it, specifically with the inclusion of the Product Development and Purchase Agreement dated August 6, 2002 and with the exception of the ENVK Non-Disclosure Agreement signed on behalf of SSI which shall continue in full force and effect.


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      5.6 The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect or impair the validity, legality or enforceability of the remaining provisions hereof, which shall remain in full force and effect.


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


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SCHAEFER SYSTEMS INTERNATIONAL, INC.


                                        By: /s/ Arnold Heuzer
                                           -------------------------------------
                                        Name:   Arnold Heuzer
                                             -----------------------------------
                                        Title:  President
                                              ----------------------------------


                                        ENVIROKARE TECH INC.


                                        By: /s/ George E. Kazantzis
                                           -------------------------------------
                                        Name:   George E. Kazantzis
                                             -----------------------------------
                                        Title:  President
                                              ----------------------------------


                                        ENVIROKARE COMPOSITES CORP.


                                        By: /s/ George E. Kazantzis
                                           -------------------------------------
                                        Name:   George E. Kazantzis
                                             -----------------------------------
                                        Title:  President
                                              ----------------------------------


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                      Appendix AP1-A: Costs and Timing

          Costs and Timing: Development, Design and Tooling (DDT)

Development Phase:

Definition: DDT - Mold design, Material determination, Mold fabrication, First off production samples, Verification of Performance

Phase 1

Proprietary Product 1:         - Basic Mold.
Proprietary Product 2:         - Basic Mold, variable.

Phase 2 (if development is ordered by SSI)

Proprietary Product 3:
Proprietary Product 4:

Development Costs:

Item*                          DDT FEE        DDT Timing to Production Readiness
-----                          -------        ----------------------------------

Proprietary Product 1:        $103,000                  To be agreed
Proprietary Product 2:        $ 82,500                  To be agreed
Proprietary Product 3:        $168,000                  To be agreed
Proprietary Product 4:        $128,000                  To be agreed


Phase 1: $185,500 to be paid towards Proprietary Products 1 and 2.

      Initial payment of $61,215.00 was made on 8/23/2002.

---------
* The "Development Contract Fee" equals the DDT Cost payable for
Proprietary Product 1 and Proprietary Product 2 ($185,500); if development of Proprietary Product 3 and Proprietary Product 4 is ordered by SSI, the DDT Cost payment schedule and timing to production readiness shall be subject to mutual agreement.